UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 6, 2016

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

              8480 E. Orchard Road, Suite 3600, Greenwood Village, CO  80111

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

On April 6, 2016, controlled subsidiaries of Global Healthcare REIT, Inc., (the “Company”), completed the exchange of two master subordinated promissory notes issued by controlled subsidiaries for separate notes issued to individual investors (the “Exchange”).  The Exchange Offer was made on an all-or-none basis as described herein.

Goodwill

Prior to the Exchange, Goodwill Hunting, LLC, (“Goodwill Hunting”), a controlled subsidiary, had issued an unsecured promissory note to GWH Investors, LLC (“GWH Investors”) with a current principal amount of $1,280,000 (the “Goodwill Note”).  Investors in GWH Investors each owned an undivided interest in the Goodwill Note, which originally had a maturity date of July 1, 2015.  GWH Investors was also entitled to an equity ratchet from Goodwill Hunting consisting of an additional 5% of the equity in Goodwill Hunting for every six months the Goodwill Note remained unpaid after the maturity date.

In connection with an Exchange Offer conducted by the Company and Goodwill Hunting, 100% of the holders of undivided interests in the Goodwill Note executed an Agreement Among Lenders (the “Goodwill Lender Agreement”) pursuant to which the investors agreed (i) to exchange their undivided interest in the Goodwill Note for a separate individual unsecured note issued to the investor by Goodwill Hunting in the principal amount of their original investment constituting part of the original Goodwill Note (the “Individual Note”), (ii) the Individual Note would bear interest at the same rate as the Goodwill Note, (iii) the maturity date of the Investor Note would be extended to June 30, 2017, (iv) the investors receiving the Individual Note agreed to waive all rights to receive an equity ratchet, (v) the investors receiving the Individual Note in the Exchange Offer would agree to act in the event of a default in concert with holders owning a Majority in Interest in all Individual Notes, and (vi) in consideration of those agreements, Goodwill Hunting agreed to pay each holder of an Individual Note upon repayment of such Individual Note a one-time premium equal to 5% of the principal amount of such Individual Note.  The effective date of the Exchange was December 31, 2015.

Greene Point

Prior to the Exchange, Wash/Greene, LLC, (“Wash/Greene”), a controlled subsidiary, had issued an unsecured promissory note to 1321Investors, LLC (“1321 Investors”) in the principal amount of $1,150,000 (the “1321 Note”).  Investors in 1321 Investors each owned an undivided interest in the 1321 Note, which originally had a maturity date of October 1, 2015.  1321 Investors was also entitled to an equity ratchet from Wash/Greene consisting of an additional 5% of the equity in Wash/Greene for every six months the 1321 Note remained unpaid after the maturity date.

In connection with an Exchange Offer conducted by the Company and Wash/Greene, 100% of the holders of undivided interests in the 1321 Note executed an Agreement Among Lenders (the “1321 Lender Agreement”) pursuant to which the investors agreed (i) to exchange their undivided interest in the 1321 Note for a separate individual unsecured note issued to the investor by Wash/Greene in the principal amount of their original investment constituting part of the original 1321 Note (the “Individual Note”), (ii) the Individual Note would bear interest at the same rate as the 1321 Note, (iii) the maturity date of the Investor Note would be extended to June 30, 2017, (iv) the investors receiving the Individual Note agreed to waive all rights to receive an equity ratchet, (v) the investors receiving the Individual Note in the Exchange Offer would agree to act in the event of a default in concert with holders owning a Majority in Interest in all Individual Notes, and (vi) in consideration of those agreements, Wash/Greene agreed to pay each holder of an Individual Note upon repayment of such Individual Note a one-time premium equal to 5% of the principal amount of such Individual Note.  The effective date of the Exchange was December 31, 2015.

In connection with the Exchange Offer, the Company agreed to pay a one-time solicitation fee to GVC Capital LLC consisting of 35,000 shares of common stock.  The shares issued as a solicitation fee are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.

ITEM 9.01

EXHIBITS

10.1

Form of Goodwill Hunting Agreement Among Lenders

10.2

Form of Goodwill Individual Note

10.3

Form of Wash/Greene Agreement Among Lenders

10.4

Form of Wash/Greene Individual Note

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: April 7, 2016	/s/ Lance Baller Lance Baller, Interim CEO

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